Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 033-63005 on Form S-3 of our report dated March 15, 2011, which report is incorporated by reference in Form 10-K for the National
Bancshares Corporation for the year ended December 31, 2010.



/s/ Crowe Horwath LLP
Crowe Horwath LLP

Cleveland, Ohio
March 29, 2011